UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FibroGen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY – SUBJECT TO COMPLETION

FIBROGEN, INC.

350 Bay Street

Suite 100 #6009

San Francisco, CA 94133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of FibroGen, Inc., a Delaware corporation (also referred to as “we,” “us,” “FibroGen,” and the “Company”). The Annual Meeting will be held via live audio webcast on the internet. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FGEN2025.

The Annual Meeting will be held on Wednesday, June 4, 2025 at 8:00 a.m. Pacific Time for the following purposes:

1.
To elect our Class II director nominee, Jeffrey L. Edwards, to our board of directors to hold office until the 2028 annual meeting of stockholders.
2.
To approve a reverse stock split of the Company’s common stock, including granting our board of directors discretion to determine the final ratio and timing of the reverse stock split.
3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers.
4.
To ratify the selection, by the Audit Committee of our board of directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025.
5.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is April 11, 2025 (the “Record Date”). Only stockholders of record at the close of business on that date may vote by proxy or at the Annual Meeting (live audio webcast) or any adjournment thereof. Please see the attached proxy statement for information on how to vote by proxy and how to attend and vote at the Annual Meeting.

A list of our record stockholders entitled to vote as of the close of business on the Record Date will be available for review for ten days prior to the Annual Meeting at the offices of our corporate counsel Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, for any legally valid purpose related to the Annual Meeting, and will be available during the entire time of the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting

The proxy statement and Annual Report on Form 10-K

are available at www.proxyvote.com.

By Order of the Board of Directors

_____________________________

John Alden

Corporate Secretary and General Counsel

San Francisco, California

April ___, 2025

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please vote online or by telephone prior to the Annual Meeting as instructed in these materials, or if you requested and received a proxy by mail, please complete, date, sign, and return the proxy as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please review the section below “How do I vote?” for specific instructions on voting your shares before and during the Annual Meeting.

FIBROGEN, INC.

350 Bay Street

Suite 100 #6009

San Francisco, CA 94133

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

June 4, 2025

INFORMATION CONCERNING SOLICITATION AND VOTING

The board of directors (the “Board”) of FibroGen is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the online Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, please vote online or by telephone as instructed in these materials, or if you requested and received a proxy by mail, please complete, date, sign, and return the proxy as promptly as possible in order to ensure your representation at the Annual Meeting.

The proxy materials, including this proxy statement, proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 17, 2025 (“Annual Report”), are being distributed and made available on or about April ___, 2025. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In accordance with rules and regulations adopted by the United States (“U.S.”) Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials online. Accordingly, we intend to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April ___, 2025 to stockholders of record entitled to vote at the Annual Meeting. Stockholders will have the ability to access the proxy materials at www.proxyvote.com, on the website referred to in the Notice, or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy-voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you change such election.

Choosing to receive future proxy materials electronically will allow us to more rapidly provide you with the information you need, will conserve natural resources, and will reduce the costs of printing and mailing documents to you.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive the Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Notices are sent to stockholders who have not yet made an election to receive proxy materials by mail or electronically. Instructions on how to access the full set of proxy materials online or to request a paper copy may be found in the Notice. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you change such election.

Why did I receive a full set of proxy materials instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials to stockholders who have previously requested to receive them. If you would like to reduce the environmental impact of and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or access them online. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com where you can access the proxy materials and enroll for online delivery of the proxy materials.

How do I attend the Annual Meeting?

You must be a stockholder of record or a beneficial holder of FibroGen shares of common stock at the close of business on April 11, 2025 to attend and vote at the Annual Meeting. The Annual Meeting will be held on Wednesday, June 4, 2025 at 8:00 a.m. Pacific Time via live audio webcast that can be accessed at www.virtualshareholdermeeting.com/FGEN2025.

You will not be able to attend the Annual Meeting in person. If you wish to attend and vote at the Annual Meeting online, you must have the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Beneficial holders of FibroGen shares of common stock who do not receive a 16-digit control number from their bank or brokerage firm and who wish to attend the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a stockholder to obtain a legal proxy either online or by mail.

Online check-in will begin at 7:45 a.m. Pacific Time on June 4, 2025. We recommend allowing ample time for the online check-in process. Additional information on who can vote and how to vote at the Annual Meeting is discussed below.

How do I ask questions during the Annual Meeting?

Our Annual Meeting will be conducted online in a “virtual format” only (live audio webcast) and has been designed to allow stockholders to submit questions and comments pertaining to the meeting’s business before and during the Annual Meeting. You may submit questions when online check-in begins at 7:45 a.m. Pacific Time on June 4, 2025 and during the Annual Meeting at www.virtualshareholdermeeting.com/FGEN2025. Company directors and key executive officers are expected to be available to answer questions. We will attempt to respond to as many inquiries pertaining to business properly brought before the Annual Meeting as time allows.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the online meeting website?

Technicians will be available to assist you with any technical difficulties you may have accessing the virtual website platform. If you encounter any difficulties accessing the virtual meeting platform during the check-in or meeting time, please call the number posted on www.virtualshareholdermeeting.com/FGEN2025.

If I cannot attend the Annual Meeting online, can I vote or listen to it later?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting. A recording of the Annual Meeting, including the questions answered during the meeting, will be available on our investor relations website at https://investor.fibrogen.com for 30-days following the Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders entitled to vote as of the close of business on the Record Date will be available for review for ten days prior to the Annual Meeting at the offices of our corporate counsel Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, for any legally valid purpose related to the Annual Meeting, and will available during the entire time of the Annual Meeting, at www.virtualshareholdermeeting.com/FGEN2025.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2025 will be entitled to vote at the Annual Meeting. On the Record Date, there were 101,043,970 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 11, 2025 your shares were registered directly in your name with FibroGen’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote before or during the Annual Meeting or vote by proxy. You will need your 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials in order to be able to vote during the Annual Meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to fill out and return your proxy card or vote by proxy online or by telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 11, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive instructions from the stockholder of record that you must follow for your shares to be voted. You are also invited to attend the Annual Meeting. You will need your 16-digit control number included on your voting instruction form in order to be able to vote during the Annual Meeting. Beneficial holders of FibroGen shares who do not receive a 16-digit control number from their bank or brokerage firm and who wish to vote at the Annual Meeting should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most banks or brokerage firms allow a stockholder to obtain a legal proxy either online or by mail.

What am I voting on?

There are four matters scheduled for a vote:

1.
To elect our Class II director nominee, Jeffrey L. Edwards, to the Board to hold office until the 2028 annual meeting of stockholders.
2.
To approve a proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock in the range of 1-for-10 to 1-for-25 to enable the company to comply with the Nasdaq stock market’s continued listing requirements.
3.
To approve, on an advisory basis, the compensation of the Company’s named executive officers.
4.
To ratify the selection, by the Audit Committee of the Board, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal No. 1, you may either vote “For” our Class II director nominee to the Board or you may “Withhold” your vote.

For Proposal No. 2, you may vote “For” or “Against,” or abstain from voting.

For Proposal No. 3, you may vote “For” or “Against,” or abstain from voting.

For Proposal No. 4, you may vote “For” or “Against,” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•
To vote online during the Annual Meeting, please visit www.virtualshareholdermeeting.com/FGEN2025. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered to you) or the instructions that accompanied your proxy materials. Once you have logged into the Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.
•
To vote by telephone before the Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2025 to be counted.
•
To vote using a proxy card before the Annual Meeting, simply complete, sign, and date the proxy card that you may request or that was delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
To vote through the internet before the Annual Meeting, visit www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (that you may request or that was delivered you) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the instructions in the Notice to ensure that your vote is counted. Please also note that since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker, bank or other nominee. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/FGEN2025 to vote during the meeting.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What does it mean if I receive more than one set of proxy materials?

You should receive more than one set of proxy materials if your shares are registered under different names or held in different accounts as of the Record Date (for example, if you are both a stockholder of record and beneficial owner). Please follow the voting instructions and vote separately for each set of proxy card/materials you receive to ensure that all of your shares are voted. All of your shares may be voted at www.proxyvote.com regardless of which account they are registered or held in.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2025.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote online, by telephone, by mail (by requesting a paper proxy card or voting instruction card), and at the Annual Meeting.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date;
•
You may submit a subsequent proxy by telephone or through the internet (only your last telephone or internet proxy will be counted) before 11:59 p.m. Eastern Time on June 3, 2025;
•
You may send a timely written notice that you are revoking your proxy to our Secretary at 350 Bay Street, Suite 100 # 6009, San Francisco, CA 94133; or
•
You may attend and vote at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/FGEN2025. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current vote (prior to the deadline) by internet, telephone or proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you must contact the organization holding your shares and follow their instructions for revoking or changing your vote.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board to be presented at the 2026 annual meeting of stockholders. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2025, to our Secretary at 350 Bay Street, Suite 100 #6009, San Francisco, CA 94133; provided, however, that if our 2026 annual meeting of stockholders is held before May 5, 2026 or after July 4, 2026, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2026 annual meeting of stockholders.

Our amended and restated bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting, provided that such proposal or nominee would not be included in next year’s proxy materials. Such proposals must comply with the requirements, including without limitation, the separate notice procedures, of our amended and restated bylaws. If you wish to submit such a proposal or nominate a director, written notice must be received by our Secretary no later than the close of business on March 6, 2026 nor earlier than the close of business on February 4, 2026; provided, however, that if our 2026 annual meeting of stockholders is held before May 5, 2026 or after July 4, 2026, then the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

How are votes counted?

Votes will be counted separately for each proposal by the inspector of election appointed for the Annual Meeting. For the proposal to elect directors, only “For” votes and “Withhold” votes will be counted. With respect to Proposal No.2, only “For” votes and “Against” votes will be counted. Abstentions will not be counted and will have no effect on the vote for Proposal No.2. With respect to Proposals No.3 and No.4, votes “For” and “Against” and abstentions will be counted, with abstentions having the same effect as “Against” votes.

What if I return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking a voting selection, your shares will be voted as follows:

•
“For” the election of each of the three Class I director nominees named in this proxy statement to serve on the Board (Proposal No. 1);
•
“For” the approval a reverse split of our outstanding common stock in the range of 1-for-10 to 1-for-25 to enable the company to comply with the Nasdaq stock market’s continued listing requirements (Proposal No. 2);
•
“For” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 3);
•
“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 4); and

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on the proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee may vote your shares if they have discretionary authority to vote on the particular matter.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of The New York Stock Exchange, “non -routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), approval of a new equity incentive plan, and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

•
For Proposal No. 1, the election of directors, the Class II director nominee to serve until the 2028 annual meeting of stockholders receiving the most “For” votes from the holders of shares present online at the Annual Meeting or represented by proxy and entitled to vote generally on the election of directors will be elected. Only “For” votes will affect the outcome. Broker non-votes will have no effect.
•
For Proposal No.2, the vote to approve a reverse split of our outstanding common stock in the range of 1-for-10 to 1-for-25 will be considered to be approved if it receives “For” votes from the majority of votes cast either online or by proxy at the Annual Meeting and that are entitled to vote generally on the subject matter. This is a routine proposal and therefore we do not expect any broker non-votes.
•
For Proposal No. 3, the advisory vote to approve the compensation of the Company’s named executive officers will be considered to be approved if it receives “For” votes from the holders of a majority of shares present online at the Annual Meeting or represented by proxy and entitled to vote generally on the subject matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
To be approved, Proposal No. 4, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its year ending December 31, 2025, must receive “For” votes from the holders of a majority of shares present online at the Annual Meeting or represented by proxy and entitled to vote generally on the subject matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This is a routine proposal and therefore we do not expect any broker non-votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least one-third of the issued and outstanding shares entitled to vote are present online at the Annual Meeting or represented by proxy. On the Record Date, there were 101,043,970 shares of common stock outstanding and entitled to vote. Thus, the holders of 33,681,323 shares must be present online or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting online or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

Which proxy materials are available online?

The proxy statement and Annual Report on Form 10-K are available at www.proxyvote.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance, or achievement to differ materially from those expressed or implied by these forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “seeks,” “intends,” “strives,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including those outlined in our Annual Report. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this proxy statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes: Class I, Class II, and Class III, with each class having a three-year term. Vacancies on the Board, unless the Board determines by resolution that any such vacancies shall be filled by stockholders, may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has 5 members. There is one director in Class II whose term of office expires in 2025. The nominee for election this year to Class II, Jeffrey L. Edwards, is currently a director of the Company and was previously elected by our stockholders and appointed by the Board. If re-elected at the Annual Meeting, the Class II director nominee would serve until the 2028 annual meeting of stockholders and until his successor has been duly elected and qualified, or if sooner, until his death, resignation, or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. Eight directors then-elected and serving as directors attended the 2024 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present online at the Annual Meeting, by remote communication, if applicable, or represented by proxy and entitled to vote generally on the election of directors. The Class II director nominee receiving the highest number of affirmative votes will be elected. Stockholders may not vote, or submit a proxy, for a greater number of Class II director nominees than the number of Class II director nominees named in this proxy statement. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class II director nominees named below. If the Class II director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that Class II director nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that the Class II director nominee will be unable to serve.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING — CLASS I

Thane Wettig, age 60, has served as our Chief Executive Officer beginning October 6, 2023, and was formerly Chief Commercial Officer between June 2020 and July 22, 2023. On July 23, 2023, Mr. Wettig was appointed as interim Chief Executive Officer. Mr. Wettig has more than 30 years of global biopharmaceutical leadership and commercial experience. Mr. Wettig previously served as Chief Commercial Officer and Metabolic Franchise Head at Intarcia Therapeutics. Prior to joining Intarcia in 2018, Mr. Wettig served as Chief Marketing Officer (Vice President of Global Marketing, Strategy and Alliance Management) for Lilly Diabetes, leading the development and launch of multiple blockbuster diabetes medicines during a period of unprecedented growth of Lilly’s diabetes business. Mr. Wettig began his career at Lilly in 1990. He was promoted to Vice President of Global Marketing for Diabetes Brands in 2004, and assumed the role as Chief Marketing Officer for Lilly Diabetes when it was formed in 2009. Mr. Wettig also played an integral role in the design and management of Lilly’s highly successful diabetes alliance between Lilly and Boehringer-Ingelheim. He is recognized throughout the industry as a seasoned executive with extensive brand building and launch experience. Mr. Wettig received his M.B.A. and B.A. in biology from Washington University in St. Louis.

James A. Schoeneck, age 67, was appointed Chairperson of our Board of Directors in January 2020 and has served on our board of directors since April 2010. Following the unexpected passing of Thomas B. Neff, FibroGen’s Founder and Chief Executive Officer, Mr. Schoeneck served as Interim Chief Executive Officer from August 2019 until January 2020. Mr. Schoeneck was Chief Executive Officer of Depomed, Inc., a commercial specialty pharmaceutical company, from 2011 until 2017, and joined the Board of Depomed in 2007. In addition, from 2015 to 2018, Mr. Schoeneck served on the board of directors of AnaptysBio, Inc. From 2005 until 2011, he was Chief Executive Officer of BrainCells, Inc., a privately-held biopharmaceutical company. Prior to joining BrainCells, Inc., he served as Chief Executive Officer of ActivX BioSciences, Inc., a development-stage biotechnology company. Mr. Schoeneck’s pharmaceutical experience also includes three years as President and Chief Executive Officer of Prometheus Laboratories Inc., a pharmaceutical and diagnostics products company. Prior to joining Prometheus, Mr. Schoeneck spent three years as Vice President and General Manager, Immunology, at Centocor Inc. (now Janssen Biotech, Inc.), a biotechnology company, where he led the development of Centocor’s commercial capabilities. His group launched Remicade®, which became one of the world’s largest pharmaceutical brands. Earlier in his career, he spent 13 years at Rhone-Poulenc Rorer Inc. (now Sanofi), a pharmaceutical company, serving in various sales and marketing positions of increasing responsibility. Since July 2020, Mr. Schoeneck has served on the board of Calidi Biotherapeutics, a cancer therapeutics company focused on oncolytic viruses and stem cells. Mr. Schoeneck holds a B.S. in Education from Jacksonville State University. We believe that Mr. Schoeneck is qualified to serve on the Board because of his extensive management experience in biotechnology.

Maykin Ho, Ph.D., age 72, joined our board of directors in December 2018. Dr. Ho has more than 30 years of experience in the healthcare and finance industries. She serves on the boards of directors for Agios Pharmaceuticals, BioMarin Pharmaceutical Inc., Neumora Therapeutics, Parexel International Corporation, the Aaron Diamond AIDS Research Center, and the Institute for Protein Innovation. Dr. Ho is also a venture partner of Qiming Venture Partners, which she joined in July 2015, and a member of the Biotech Advisory Panel of the Stock Exchange of Hong Kong. In February 2015, Dr. Ho retired as a partner of the Goldman Sachs Group where she served as senior biotechnology analyst, co-head of healthcare for global investment research and advisory director for healthcare investment banking. Prior to Goldman Sachs, which she joined in 1992, Dr. Ho held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals and DuPont de Nemours & Company. She was a postdoctoral fellow at Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business, Duke University. Dr. Ho received a Ph.D. in Microbiology and Immunology and a B.S. from the State University of New York, Downstate Medical Center. We believe Dr. Ho is qualified to serve on the Board because of her substantial experience in the healthcare and finance industries and her expertise in analysis of science and biotechnology.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2028 ANNUAL MEETING — CLASS II

Jeffrey L. Edwards, age 64, was appointed to our board of directors in 2015 after Mr. Edwards retired Allergan Inc., which he joined in 1993 and where he served as Executive Vice President, Finance and Business Development, Chief Financial Officer from September 2005 to August 2014. From 2003 to 2005, Mr. Edwards served as Allergan’s Corporate Vice President, Corporate and Business Development, and previously served as Senior Vice President, Treasury, Tax, and Investor Relations. Prior to joining Allergan, Mr. Edwards was with Banque Paribas and Security Pacific National Bank, where he held various senior-level positions in the credit and business development functions. In addition to serving on the board of directors of FibroGen, Inc., Mr. Edwards currently serves on the Compliance Committee, Audit Committee and as Compensation Committee Chairman of Bio-Rad Laboratories, Inc., a publicly traded, life sciences research and clinical diagnostic products company. Mr. Edwards serves on the board of directors, Audit Committee and Nominating and Corporate Governance Committee of Clearside Biomedical Inc., a publicly traded, clinical stage pharmaceutical company. Mr. Edwards received a B.A. in Sociology from Muhlenberg College and completed the Advanced Management Program at the Harvard Business School. We believe that Mr. Edwards is qualified to serve on the Board due to his pharmaceutical industry experience and public financial expertise.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING — CLASS III

Aoife Brennan, M.B., B.Ch., age 49, was appointed to our board of directors in August 2020. Dr. Brennan is President and Chief Executive Officer of Climb Bio since June 2024. Previously she served as CEO of Synlogic Inc from October 2018 to March 2024. Prior to joining Synlogic, Dr. Brennan served as Vice President and Head of the Rare Disease Innovation Unit at Biogen where her responsibilities included the global marketing approvals of ALPROLIX®, ELOCTATE® and SPINRAZA® as well as the advancement of several early-phase programs and external collaborations. She served as a Director of Ra Pharmaceuticals from September 2018 through their acquisition in April 2020 and has served as a Director of Cerevance since January 2020 and as a Director of Xilio since June 2024. Dr. Brennan holds a medical degree from Trinity College, Dublin, Ireland and completed residency and fellowship training in general internal medicine and endocrinology. She has completed post-doctoral training in clinical research and metabolism at the Beth Israel Deaconess Medical Center in Boston and is a graduate of the Harvard Medical School Scholars in Clinical Science Program. We believe Dr. Brennan is qualified to serve on the Board due to her broad clinical development background and management experience in biotechnology.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE NAMED CLASS II DIRECTOR NOMINEE.

DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of the Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and Nominating and Corporate Governance Committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that James A. Schoeneck, Aoife Brennan, M.B., B.Ch., Jeffrey L. Edwards, and Maykin Ho, Ph.D., currently representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. Thane Wettig, the Company’s Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

The Board also determined that Messrs. Edwards and Schoeneck and Dr. Brennan, who comprise our Audit Committee, Mr. Schoeneck and Dr. Brennan,who comprise our Compensation Committee, and Messrs. Schoeneck and Edwards, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable rules and regulations of the SEC and the listing requirements of Nasdaq.

In making these determinations, the Board considered the current and prior business and personal activities and relationships that each non-employee director has, or has had, with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

BOARD LEADERSHIP STRUCTURE

The Board believes that the composition, strength, and experience of the current members of the Board, with 4 of the 5 current members qualifying as independent directors, including our Chairperson of the Board, will ensure that the Board continues to perform its duties independently as it concentrates on the most important areas of concern to the Company and evaluates the performance of the Company’s executive officers, including our Chief Executive Officer.

The Board has been led by Mr. Schoeneck, an independent, non-executive Chairperson of the Board since January 2020. Our Board believes that it is in the best interest of the Company and its stockholders for Mr. Schoeneck to continue to serve as Chairperson of the Board. Mr. Schoeneck possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chairperson and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairperson creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. The responsibilities of our Chairperson of the Board include: establishing the agenda for regular Board meetings and serving as Chairperson of such meetings; establishing the agenda for meetings of the independent directors; coordinating with the committee Chairs regarding meeting agendas and informational requirements; presiding over meetings of the independent directors; presiding over any portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and presiding at all meetings of the stockholders. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board is responsible for monitoring and assessing fundamental financial and business strategies and major corporate actions, assessing major risks facing FibroGen and considering ways to address those risks, selecting and overseeing management and determining its composition, and overseeing the establishment and maintenance of processes and conditions to maintain the integrity of FibroGen.

Throughout the year, our Board of Directors and its Committees engage with management to discuss and mitigate a wide range of enterprise risks, including cybersecurity and the Company's overall enterprise risk management ("ERM").

Our Audit Committee of the Board of Directors has the responsibility to review and discuss with management the Company’s guidelines, policies, and governance with respect to financial risk exposures and enterprise risk management (including with respect to cybersecurity) and to regularly report to the full Board. Our Audit Committee also oversees our internal audit department and management’s internal controls over financial reporting, including with respect to cybersecurity. Our Audit Committee receives regular presentations and reports on cybersecurity risks, progress on continued updates to the Company’s cybersecurity procedures, as well as is made aware, on a timely basis, of any cybersecurity incidents deemed significant enough to be raised to their attention by management, as well as ongoing updates regarding any such incident until it has been remediated.

Our Audit Committee also monitors legal matters and compliance with legal and regulatory requirements regarding the Company’s financial statements and accounting and other policies. Our Audit Committee also has overall responsibility for our Environmental Social and Governance plan and reporting.

Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies as well as diversity matters with respect to the composition of the Board.

Our Compensation Committee assesses and monitors whether any of our compensation and human capital policies and programs have the potential to encourage excessive risk-taking, as well as employee diversity and pay-equity matters.

It is the responsibility of the committee Chairs to report findings to the Board. In addition, the Board meets with certain members of our executive team, including the head of our legal and compliance functions, who discuss the risks and exposures involved in their respective areas of responsibility, as well as any developments that could impact our risk profile or other aspects of our business.

CORPORATE RESPONSIBILITY

At FibroGen, we have embraced a corporate vision statement across our enterprise: At FibroGen, our purpose is to develop novel therapies at the frontiers of cancer biology and anemia. Our vision is to be oncology innovators making a meaningful impact on the lives of patients in urgent need of transformative therapies. To reach this goal, our mission is to apply pioneering oncology expertise to deliver breakthrough therapies to patients.

Further, to enable our vision of excellence, we established a set of company-wide core values: empowerment, integrity and respect.

Empowerment – We lead, inspire, trust and encourage each other to share ideas and assume new challenges to excel. We are accountable to each other and our commitment to our patients.

Integrity – We intend to hold ourselves to the highest ethical standards in all we do: our work to bring therapies to market, the science we perform and our commitment to each other.

Respect for People – We strive to foster individual growth and promote an environment that supports continued learning. We stand together as a community to build and sustain a culture of diversity, equity & inclusion; and value each other’s opinion and work collaboratively to achieve optimal outcomes while treating each other with high regard and dignity. We also believe it is critical to conserve our world’s resources and strive to create a safe and healthy environment for our employees and patients.

These values are an integral part of our culture, our rewards, and recognition and performance management systems.

In 2023, we performed an environmental, social, and governance (“ESG”) assessment of our operations, finding that we accomplished most of our ESG goals, including adopting a policy to increase patient diversity in clinical trials. In 2024, we adopted a cybersecurity incidence response policy and committee charter and approved the 2024 Equity Incentive Plan.

Environment, Health and Safety

For pharmaceutical companies, the product life cycle and supply chain require the use of valuable resources. FibroGen is committed to continuously reducing its environmental footprint. We adhere to California environmental, health and safety standards and city ordinances. Reports from city inspections are shared with the management and appropriate corrective actions are executed across the Company. We have implemented programs to recycle or donate electronic equipment when possible, provide organic compost services in the workplace, use environmentally preferred office and janitorial supplies, reduced paper waste, and have worked with our collaboration partners to reduce the amount of our product packaging and to implement good shipping practices to consolidate waste. In addition to adhering to environmental regulations, we offer a subsidized public transit commuter program, onsite electric vehicle charging stations, a flexible work from home policy, global access to video conferencing and meetings, and online medical monitoring to reduce travel.

Ensuring that we have numerous programs in place to increase safety is critical to our success and fosters an experience of excellence at FibroGen. We continue to invest in lab and employee safety as well as employee health. We are also continuing to make investments in product safety and quality, and patient safety through our support of patient advocacy groups, patient support groups, expanded drug access programs, and clinical trial extensions.

Social, Diversity, Equity, and Inclusion

The biotechnology industry is an extremely competitive labor market and recruiting and retaining employees is critical to the continued success of our business. We are highly committed to building a diverse, dedicated, and impassioned team to deliver innovative therapies to patients facing serious unmet medical needs. Our core values of empowerment, integrity and respect for people are fundamental to how we attract, grow, engage, and retain our people. We focus on recruiting, retaining, and developing employees from a diverse range of backgrounds to conduct our research, development, commercialization, and administrative activities.

Our offerings include competitive, innovative and equitable pay practices, comprehensive health and wellness benefits, retirement and life insurance offerings, learning and giving programs, and flexible work arrangements. We also sponsor an annual promotions nomination and approval process.

On our Board of Directors, 2 of 5 members (40%) are female and 1 of 5 members (20%) identify as Asian.

As of March 2025, our U.S. workforce is 54% female. Our U.S. employees that self-report ethnicity are 62% Asian, Hispanic or Black.

Governance and Risk Management

To enhance our corporate governance efforts, we maintain an internal audit function, made substantial improvements to our Sarbanes-Oxley compliance program and strengthened our internal controls over financial reporting. Throughout the year, the Board and its Committees engage with management to discuss a wide range of enterprise risks, such as risks related to FibroGen’s businesses, cybersecurity, and enterprise risk management, and they confirm the alignment of risk assessment and mitigation with business strategy.

We implemented an ERM program in 2022 and since then, we have performed enterprise risk assessments to help us identify and manage risks and seize opportunities that may arise as we seek to accomplish our corporate goals. ERM affects all areas of our business, including how we approach new or emerging challenges and opportunities and allocate resources. One of the organic benefits of a formal ERM process is that it builds and strengthens the risk awareness across the organization (enterprise-level, functional, and project-level risks) with a patient-first mindset. As we pursue our mission of delivering therapies in areas of significant unmet need, ERM facilitates and supports the delivery of our corporate objectives. This will be achieved through understanding and identifying risks and opportunities while putting the appropriate plans in place to capitalize on the ERM.

With respect to cybersecurity risks, our Board of Directors recognizes that cybersecurity represents an important component of the Company's overall enterprise risk management. Throughout the year, our Board of Directors and its Committees engage with management to discuss and mitigate a wide range of enterprise risks, including cybersecurity. We seek to mitigate cybersecurity risks through a cross-functional approach, including our Cybersecurity Committee, focused on preserving the confidentiality, security, and availability of the information that the Company collects and stores by identifying, preventing and mitigating cybersecurity threats and effectively responding to and remediating cybersecurity incidents as and if they occur.

We continually invest in information and cybersecurity services and technologies. Technical safeguards are designed to protect the Company's information systems from cybersecurity threats, including firewalls, continuous intrusion detection and response system(s), data leak prevention strategies, enhanced email protection software, antimalware functionality and access controls. These safeguards are evaluated and improved through periodic assessments and review of cybersecurity threat intelligence. We rely on third parties to support its cybersecurity program, including but not limited to email security management, security operations and vulnerability management.

We provide regular (at least annual) training regarding cybersecurity threats to equip our personnel with effective tools to address cybersecurity threats, and to communicate the Company's evolving information security procedures.

Our compliance program is an essential application of our core value of integrity. Employees are enrolled in the annual compliance program, which emphasizes the shared responsibility for all colleagues to be good stewards of our organization through our commitment to maintaining the highest standards of business conduct and ethics. The annual compliance program includes certifications to confirm that employees understand and agree to abide by FibroGen’s corporate policies and guidelines, including our Anti-Bribery Policy, Code of Business Conduct and Ethics, Insider Trading and Trading Window Policy, Speak-Up and Reporting Policy, Social Media Policy, and Related Persons Transactions & SEC Compliance Policy, as well as engaging video program and presentations to enhance the understanding of the Foreign Corrupt Practices Act in general and to clarify our anti-bribery and data privacy guidelines. 100% of employees completed the 2024 annual compliance program. All new hires are also enrolled into such compliance program after they are hired. In addition, the Company operates a telephone hotline and whistleblower website available 24 hours a day, 7 days a week, that allow employees to report unethical practices anonymously.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 13 times during the year ended December 31, 2024, including telephone and video conference meetings. All directors attended or participated in at least 94% of the aggregate number of meetings of the Board and the committees on which they served during the portion of 2024 for which they were directors and committee members.

As required under applicable Nasdaq listing standards during the year ended December 31, 2024, the Company’s independent directors met in regularly scheduled executive sessions, a total of 7 times at which only independent directors were present.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides current committee membership and meeting information for the year ended December 31, 2024 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
James A. Schoeneck, Chairperson	X		X	*	X	*
Aoife Brennan, M.B., B.Ch.	X		X
Jeffrey L. Edwards	X	*			X
Total meetings in 2024	7		8		2

* Committee Chair

Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each have authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee consists of Mr. Edwards, Dr. Brennan and Mr. Schoeneck. The Board has determined that Mr. Edwards, Dr. Brennan and Mr. Schoeneck are independent under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Mr. Edwards. The Board has determined that Mr. Edwards, Mr. Schoeneck, and Dr. Brennan are each an “audit committee financial expert” within the meaning of the SEC regulations. The Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

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selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and approving fees payable to such firm;
•
helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
reviewing the determination and reporting of “critical audit matters” prior to filing the Company’s reports on Form 10-K or Form 10-Q;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing our policies on risk assessment and risk management, including enterprise risk assessment and enterprise risk management;
•
periodically reviewing and discussing with members of the Company’s Cybersecurity Committee material risks and policies relating to data privacy, technology and information security;
•
overseeing FibroGen’s overall strategy related to environmental, social and corporate governance matters;
•
reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis. Our Audit Committee met seven times during the year ended December 31, 2024. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/corporate-governance/highlights; however, information found on our website is not incorporated by reference into this proxy statement.

Report of the Audit Committee of the Board of Directors

Our Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with our Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the members of our Audit Committee:

Jeffrey L. Edwards, Chair

Aoife Brennan, M.B., B.Ch.

Jim Schoeneck

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Mr. Schoeneck and Dr. Brennan. The Board has determined that Mr. Schoeneck and Dr. Brennan are independent under Nasdaq listing standards, each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and each is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Chair of our Compensation Committee is Mr.Schoeneck. The Compensation Committee shall assist the Board in its oversight of the development, implementation, and effectiveness of the Company’s policies and strategies relating to its human capital management function, including:

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reviewing and approving, or recommending that the Board approve, the compensation of our executive officers;
•
reviewing and recommending to the Board the compensation of our directors;
•
reviewing and recommending to the Board for approval the policies and strategies relating to our employee diversity practices;
•
reviewing and approving, or recommending that the Board approve, the terms of compensatory arrangements with our executive officers;
•
reviewing and considering the results of any advisory vote on executive compensation;
•
reviewing and approving, or recommending that the Board approve, incentive compensation and equity plans;
•
administering our stock and equity incentive plans;
•
selecting independent compensation consultants, approving fees payable to them, and assessing any conflicts of interest of compensation consultants;

•
establishing, approving, modifying and overseeing the Company’s compensation clawback or similar policies;
•
reviewing the succession plans for the non-CEO executive officers of FibroGen; and
•
reviewing and establishing general policies relating to recruiting, retention, career development, diversity, inclusion and belonging, and employment practices, as well as our overall compensation strategy and the compensation and benefits of our employees.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Our Compensation Committee met eight times during the year ended December 31, 2024. The charter of our Compensation Committee is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/corporate-governance/highlights; however, information found on our website is not incorporated by reference into this proxy statement.

Compensation Committee Processes and Procedures

Our Compensation Committee meets throughout the year as needed, and typically quarterly. The agenda for each meeting is usually developed by the Chair of our Compensation Committee, in consultation with our Chief Executive Officer and other members of management. From time to time, members of management and other employees as well as outside advisors or consultants are invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee also meets regularly in executive sessions.

Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation. The charter of our Compensation Committee grants the committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, our Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting, or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the committee. In particular, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to our Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors specified in Nasdaq Listing Rule 5605(d)(3)(D) or any successor provision, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

Our Compensation Committee is expected to make most of the significant adjustments to annual compensation, determine bonus and equity awards, and establish new performance objectives at one or more meetings typically held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. Generally, our Compensation Committee’s decision-making process comprises two related elements: the determination of compensation levels and the establishment and measurement of performance objectives for the current year.

For executive officers other than our Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer (and in 2023, our Interim Chief Executive Officer), the evaluation of his performance (and the determination of his compensation) is conducted by our Compensation Committee through, among other things, reviewing the achievement of corporate goals, reviewing peer benchmarks, and obtaining feedback on performance from both company directors and his direct reports. For all executive officers and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to the executive officers in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, and recommendations of our Compensation Committee’s compensation consultant. When setting each individual’s 2024 compensation, our Compensation Committee considered the following factors:

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each individual executive officer’s skills, experience, qualifications, future potential, and the scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group;
•
compensation practices of our compensation peer group and positioning of each executive officer’s compensation in a ranking of peer company compensation levels;
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compensation parity among our executive officers;
•
our performance against the applicable operational and financial objectives established by our Compensation Committee and the Board; and
•
the performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Schoeneck and Edwards. The Board has determined that Messrs. Schoeneck and Edwards are independent under the current rules and regulations of the SEC and Nasdaq. The Chair of our Nominating and Corporate Governance Committee is Mr. Schoeneck. The functions of this committee include:

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identifying, evaluating, and selecting, or recommending that the Board approve, nominees for election to the Board and its committees, and nominees for the Chairperson of the Board or the lead independent director of the Board, as applicable;
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evaluating the performance of the Board and of individual directors;
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considering and making recommendations to the Board regarding the composition of the Board and its committees;
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overseeing and reviewing with management director orientation programs and director continuing education programs;
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considering and making recommendations to the Board regarding stockholder proposals;
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reviewing developments in corporate governance practices;
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evaluating the adequacy of our corporate governance practices and receipt of information within the Board;
•
developing and making recommendations to the Board regarding corporate governance guidelines and matters;
•
reviewing CEO succession plans and recommending to the Board a selection of appropriate individuals to succeed in this position;
•
overseeing an annual evaluation of the Board’s and committees’ performance; and
•
reviewing, discussing and assessing its own performance at least annually.

Our Nominating and Corporate Governance Committee met two times during the year ended December 31, 2024. The charter of our Nominating and Corporate Governance Committee is available to stockholders on the Corporate Governance portion of our website at https://fibrogen.gcs-web.com/corporate-governance/highlights; however, information found on our website is not incorporated by reference into this proxy statement.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Board also believes that diversity in background, experience, perspective, and skills contributes to and enhances the Board’s capabilities. In identifying and recommending nominees to the Board, the Nominating and Corporate Governance Committee considers, in addition to a candidate’s professional qualifications, diversity of race, ethnicity, national origin, gender, age and sexual orientation. Our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee may engage, if it deems appropriate, a professional search firm specializing in the recruitment of directors to compile a list of potential candidates. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. To date, our Nominating and Corporate Governance Committee has not received any such nominations nor has it rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Company’s Secretary at the following address: FibroGen, Inc., 350 Bay Street, Suite 100 #6009, San Francisco, CA 94133. Please see the section titled “Information Concerning Solicitation and Voting” for deadlines related to submissions. Submissions must include the name, age, business address, and residence address of such nominee, the principal occupation or employment of such nominee, the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition, and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

BOARD DIVERSITY

The following Board Diversity Matrix provides the self-identified personal characteristics for the Board:

Board Diversity Matrix (As of April 17, 2025)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	3	-	-
Two or More Races or Ethnicities	-		-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Our Board Diversity Matrix as of April 24, 2024 can be found in our proxy statement for the 2024 Annual Meeting filed with the SEC on April 24, 2024.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Secretary, FibroGen, Inc., 350 Bay Street, Suite 100 #6009, San Francisco, CA 94133. All communications will be reviewed by our Secretary and, if requested by the stockholder, forwarded to the Board or an individual director, as applicable. Our Secretary reserves the right not to forward to the Board or any individual director any unduly frivolous, hostile, threatening, or similarly inappropriate materials.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all executive officers, directors and employees, including our principal executive officer and principal financial officer. This Code of Business Conduct and Ethics is available on the Corporate Governance portion of our website at https:///fibrogen.gcs-web.com/corporate-governance/highlights. A copy may also be obtained without charge by contacting investor relations, attention Director of Investor Relations, 350 Bay Street, Suite 100 #6009 San Francisco, CA 94133, or by calling (415) 978-1200. We plan to post on our website at the address described above any future amendments to or waivers of our Codes of Business Conduct and Ethics.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee is currently or has been at any time during the last year one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

DIRECTOR COMPENSATION

The Board adopted a non-employee director compensation policy in connection with our initial public offering. The initial adoption and each subsequent amendment of the non-employee director compensation policy was adopted following a benchmarking review with our independent compensation consultant of our peer group and overall board compensation trends. This policy was amended on March 4, 2015, February 23, 2016, June 5, 2018, June 5, 2019, February 10, 2020, April 13, 2022, February 14, 2023, and April 22, 2024. Pursuant to this policy, our non-employee directors are paid annual cash compensation of $50,000 each and our non-executive Chairperson is paid annual cash compensation of $50,000. The non-executive Chairperson annual retainer fee was changed from $100,000 in 2023 to $50,000, effective January 1, 2024. In addition, non-employee directors are paid $10,000 annually for serving on our Audit Committee ($20,000 annually for the Chairperson), $7,500 annually for serving on our Compensation Committee ($17,500 annually for the Chairperson), $5,000 annually for serving on our Nominating and Corporate Governance Committee ($10,000 annually for the Chairperson) and $25,000 for serving on our Scientific Advisory Board. Non-employee directors are reimbursed for their reasonable out-of-pocket expenses to cover attendance at and participation in meetings of the Board and other activities performed in the course of their service on the Board.

Upon the 2024 annual meeting of our stockholders, each individual who was elected or appointed as a non-employee director and each other non-employee director who continued to serve as a non-employee director immediately after such annual meeting of our stockholders was granted a stock option award of 70,000 shares.

At our 2025 annual meeting of our stockholders, each individual who is elected or appointed as a non-employee director and each other non-employee director who continues to serve as a non-employee director immediately after such annual meeting of our stockholders will be granted a stock option award of 120,000 shares.

The annual option awards will vest upon the earlier of (x) June 4 of the following year and (y) the following year’s annual stockholder meeting, subject to the non-employee director’s continuous service. All options granted under our non-employee director compensation policy will be granted with an exercise price equal to the fair market value of our common stock on the grant date. The vesting of all options and restricted stock unit (“RSU”) awards will cease upon a non-employee director’s resignation from the Board or other cessation of service, unless the Board determines otherwise. All unvested options and RSU awards will vest in full immediately prior to a change in control (as defined in the 2014 Plan), subject to the non-employee director’s continuous service as of the day prior to the closing of such change in control.

Our non-employee directors are granted initial and annual awards under our 2014 Equity Incentive Plan (the “2014 Plan”). Newly appointed directors will be granted a stock option award of 70,000 shares. The initial stock option grants will vest in equal quarterly installments over three years from the date of grant, subject to the non-employee director’s continuous service on each applicable vesting date.

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal year 2024:

Name	Fees Earned or Paid in Cash (1)	Stock Option Awards (2)(3)	RSU Awards (2)(3)	All Other Compensation	Total
James A. Schoeneck, Chairperson	$116,875	$72,485	$—	$—	$189,360
Suzanne Blaug*	$54,375	$72,485	$—	$—	$126,860
Aoife Brennan, M.B., B.Ch.	$57,500	$72,485	$—	$—	$129,985
Benjamin F. Cravatt, Ph.D.*	$60,000	$72,485	$—	$—	$132,485
Jeffrey L. Edwards	$71,250	$72,485	$—	$—	$143,735
Jeffrey W. Henderson*	$23,681	$72,485	$—	$—	$96,166
Maykin Ho, Ph.D.	$60,000	$72,485	$—	$—	$132,485
Gerald Lema*	$50,625	$72,485	$—	$—	$123,110

*Former Board member

(1)
Amounts shown in this column represent the annual cash fees earned by each director in fiscal year 2024 under our non-employee director compensation policy, which includes the annual retainers as set forth below:

Name	Annual Retainer
All Non-Employee Directors	$50,000
Non-Executive Chairperson*	$50,000
Lead Independent Director* (4)	$22,500
Audit Committee Chairperson*	$20,000
Compensation Committee Chairperson*	$17,500
Nominating and Corporate Governance Committee Chairperson*	$10,000
Audit Committee Member (other than Chairperson)*	$10,000
Compensation Committee Member (other than Chairperson)*	$7,500
Scientific Advisory Board Member	$25,000
Nominating and Corporate Governance Committee Member (other than Chairperson)*	$5,000

* Paid in addition to the annual retainer paid to all non-employee directors.

(2)
The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of the stock option granted to our non-employee directors during the fiscal year ended December 31, 2024, as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements under Item 8 of our Annual Report.
(3)
The following table lists the aggregate number of shares with respect to the outstanding and unexercised option awards held by each of our non-employee directors as of December 31, 2024. There are no outstanding RSUs for non-employee directors.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2024	Number of Shares Subject to Outstanding RSU Awards as of December 31, 2024
James A. Schoeneck, Chairperson	232,300	-
Suzanne Blaug*	72,064	-
Aoife Brennan, M.B., B.Ch.	133,046	-
Benjamin F. Cravatt, Ph.D.*	63,046	-
Jeffrey L. Edwards	180,918	-
Jeffrey W. Henderson*	113,646	-
Maykin Ho, Ph.D.	145,158	-
Gerald Lema*	88,364	-

*Former Board member

(4)
The Lead Independent Director position is currently vacant since we have a Chairperson that is independent.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Due to the decline in the Company’s stock price over the past two years, we have paused our formal stock ownership guidelines for directors and officers.

PROPOSAL 2

APPROVAL OF A PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK IN THE RANGE OF 1-FOR-10 TO 1-FOR-25 TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS

General

The Board is recommending that our stockholders approve amendments to our Certificate of Incorporation (the “Amendments”) to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-25, with the exact ratio within such range to be determined by the Board in its discretion (the “reverse stock split”). A form of the certificate of amendment to the Certificate of Incorporation for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) is attached hereto as Appendix A. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Certificate of Amendment, which is incorporated herein by reference.

If the Reverse Stock Split Certificate of Amendment is approved by the Company’s stockholders, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur, if at all, any time prior to the first anniversary of its approval by the stockholders. The Board believes that stockholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its stockholders.

The Board may choose not to effect a reverse stock split if it determines, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company. By voting in favor of the reverse stock split, you are also expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Reasons for the Reverse Stock Split

The Company’s common stock is quoted on the Nasdaq Capital Market under the symbol “FGEN.” For our common stock to continue trading on the Nasdaq Capital Market, the Company must comply with various listing standards, including a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The closing price of the Company’s common stock on the Nasdaq Capital Market on December 31, 2024 was $0.5300 per share and, over the prior 52 weeks, the closing price of the Company’s common stock has ranged from $0.18 to $2.80 per share.

On September 12, 2024, FibroGen received a letter from the Nasdaq Listing Qualifications Staff of the Nasdaq Stock Market notifying FibroGen that for 30 consecutive business days the bid price of FibroGen’s common stock had closed below $1.00 per share. Therefore, in accordance with the Nasdaq listing rules, FibroGen was provided 180 calendar days, or until March 11, 2025 to regain compliance with the minimum bid price rule.

On March 12, 2025, FibroGen received written notice from Nasdaq notifying FibroGen that it did not regain compliance with the Minimum Bid Price Requirement .

On March 14, 2025, FibroGen appealed this determination and therefore such delisting was stayed.

On April 11, 2025, the Nasdaq Hearings Panel granted FibroGen a temporary exception to regain compliance with the Minimum Bid Price Requirement, contingent on obtaining stockholder approval on June 4, 2025, and thereafter effecting a reverse stock split by June 24, 2025.

The Board is asking the stockholders to grant it the authority to effect a reverse stock split, which the Board believes is an effective way to increase the minimum bid price of our common stock proportionately by reducing the number of outstanding shares of common stock and put us in a position to regain compliance with the Minimum Bid Price Requirement. The Board further believes that the increased market price of our common stock expected as a result of implementing the reverse stock split may improve marketability and trading of our common stock.

In evaluating whether or not to recommend that stockholders authorize the reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Conversely, we believe the current low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The Board believes that maintaining the listing of the Company’s common stock on Nasdaq is in the best interests of the Company and its stockholders. The Board believes that the delisting of the Company’s common stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s common stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.

Determination of the Reverse Stock Split Ratio

Our Board intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq. In determining the ratio to be used, the Board will consider various factors, including but not limited to:

•
the potential impact and anticipated benefits to the Company and its stockholders;
•
market conditions and existing and expected market price of the Company’s common stock at such time;
•
existing and expected marketability of the common stock;
•
the number of shares that will be outstanding after the reverse stock split;
•
the stockholders’ equity at such time; and
•
the trading volume of the Company’s common stock at such time.

Impact of the Reverse Stock Split, if Implemented

The Company’s Certificate of Incorporation currently authorizes the issuance of 225,000,000 shares of common stock. On April 11, 2025, the Company had: 101,043,970 shares of common stock issued and outstanding, 12,535,533 shares of common stock issuable upon the exercise of outstanding options, 920,662 shares of common stock issuable upon settlement of restricted stock units, 123,750 shares of common stock issuable upon settlement of performance units, and 23,845,135 shares of common stock reserved for future issuance under the Company’s 2024 Equity Incentive Plan and 2014 Employee Stock Purchase Plan.

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares. If the Company’s stockholders adopt and approve the Reverse Stock Split Certificate of Amendment and the reverse stock split is implemented by the Company, the authorized number of shares of the Company’s common stock would not be affected by the reverse stock split ratio determined by the Board.

If approved and effected, the reverse stock split will automatically apply to all outstanding shares of the Company’s common stock, and each stockholder will own a reduced number of shares of the Company’s common stock. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power.

Based on the Company’s capitalization as of April 11, 2025, the principal effect of the reverse stock split (an exchange ratio ranging from one-for-ten (1:10) to one-for-twenty-five (1:25)), not taking into account the treatment of fractional shares described under “Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares” below, would be that:

•
the number of shares of the Company’s common stock issued and outstanding would be reduced from 101,043,970 shares to between approximately 4,041,758 shares and 10,104,397 shares;
•
the number of shares of the Company’s common stock issuable upon the exercise of outstanding stock options would be reduced from 12,535,533 to between approximately 501,421 shares and 1,253,553 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);
•
the number of shares of the Company’s common stock issuable upon the settlement of outstanding restricted stock units would be reduced from 920,662 to between approximately 36,826 shares and 92,066 shares;
•
the number of shares of the Company’s common stock issuable upon the settlement of outstanding performance restricted stock units would be reduced from 123,750 to between approximately 4,950 shares and 12,375 shares;
•
the aggregate number of shares of the Company’s common stock reserved for issuance, in connection with future awards under the Company’s 2024 Equity Incentive Plan and 2014 Employee Stock Purchase Plan would be reduced from 23,845,135 to between approximately 953,805 shares and 2,384,513 shares;
•
the number of shares of the Company’s authorized common stock would remain unchanged at 225,000,000 shares;
•
the 125,000,000 shares of the Company’s authorized preferred stock would remain unchanged; and
•
the number of shares of the Company’s common stock that are authorized, but unissued and unreserved, would increase from 86,530,950 to between approximately 211,153,096 shares and 219,461,241 shares; and the par value of the Company’s common stock and preferred stock would remain unchanged at $0.01 per share, and, as a result, the stated capital attributable to common stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s common stock would be restated because there would be fewer shares of common stock outstanding.

Anti-Takeover and Dilutive Effects

The number of authorized shares of our common stock and preferred stock will not be reduced as a result of the reverse stock split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Following stock split, our Board would continue to have the authority to issue additional shares from time to time without further action by the stockholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt.

The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue common stock upon the exercise of outstanding options, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the reverse stock split at this time.

Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting

A reverse stock split may negatively impact the market for our common stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 1000 to 2,500 shares of common stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of common stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some stockholders may cease being stockholders of the Company following the reverse stock split. Any stockholder who owns fewer than 10 to 25 shares of common stock, depending on the final ratio, prior to the reverse stock split will own less than one share of common stock following the reverse stock split and therefore such stockholder will receive cash equal to the market value of such fractional share and cease being a stockholder of the Company, as further described below under “Procedure for Effecting the Reverse Stock Split — Treatment of Fractional Shares”.

The market price of our common stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024. There can also be no assurance that the minimum bid price per share of our common stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.

Nasdaq may delist the Company’s common stock, which could seriously harm the liquidity of the common stock and the Company’s ability to raise capital.

On March 12, 2025, FibroGen received written notice from Nasdaq notifying FibroGen that it did not regain compliance with the Minimum Bid Price Requirement.

On March 14, 2025, FibroGen appealed this determination and therefore such delisting was stayed.

On April 11, 2025 the Nasdaq Hearings Panel granted FibroGen a temporary exception to regain compliance with the Minimum Bid Price Requirement contingent on obtaining stockholder approval on June 4, 2025, and thereafter effecting a reverse stock split by June 24, 2025.

There can be no assurance that we will effect a reverse stock split, regain compliance with the minimum bid price rule, or maintain compliance with the other listing requirements within the above timelines, in which case our common stock may be delisted. Delisting from the Nasdaq Global Select Market or any Nasdaq market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. In addition, without a Nasdaq market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our common stock, the sale or purchase of our common stock would likely be made more difficult and the trading volume and liquidity of our common stock could decline. Delisting from Nasdaq could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our common stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system. If our common stock is delisted, it may come within the definition of “penny stock” as defined in the Exchange Act, and would be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

A reverse stock split would increase the Company’s authorized but unissued shares of common stock, which could negatively impact a potential investor if they purchased shares of common stock.

Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of common stock or securities convertible into common stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the common stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue common stock upon the exercise of outstanding options, the Company has no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the reverse stock split at this time.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with the Secretary of State of the State of Delaware or at a later date and time set forth therein, if any, which effective time is referred to as the “reverse stock split effective date.” At least ten (10) calendar days prior to the anticipated market effective date, the Company will notify Nasdaq of certain details of the reverse stock split, including the date shareholder approval was obtained. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

After the reverse stock split effective date, our common stock will have a new CUSIP number, which is a number used to identify securities.

Exchange of Shares Following Reverse Stock Split

Upon the effectiveness of the reverse stock split, and because all stockholders hold shares in electronic, book-entry form, there is no need to take any action; holdings will be automatically adjusted to reflect the reverse stock split. These stockholders will receive a statement indicating the number of post-reverse stock split shares they own.

Treatment of Fractional Shares

To avoid the existence of fractional shares of common stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s common stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the reverse stock split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received such cash payment.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those stockholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as, without limitation, stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of the Company’s stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “— Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Cash in Lieu of Fractional Shares

A stockholder who receives cash in lieu of a fractional post-reverse stock split share should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the reverse stock split.

Vote Required

The affirmative vote of the majority of votes cast is required to adopt and approve the amendment to our Certificate of Incorporation to effect the reverse stock split. The holders of common stock have the right to cast one vote per share of common stock on this proposal. We do not expect any broker non-votes for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies, and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables, and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board, our Compensation Committee of the Board, or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote generally on the subject matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will take place at the 2026 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote generally on the subject matter will be required to ratify the selection of PricewaterhouseCoopers LLP. If you “Abstain” from voting, it will have the same effect as an “Against” vote. We do not expect any broker non-votes for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 4.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal years ended December 31, 2023 and December 31, 2024.

	Fiscal Year Ended
	2024	2023
	(in thousands)
Audit Fees (1)	$3,201	$4,040
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees (2)	2	2
Total Fees	$3,203	$4,042
(1)
Audit Fees consist of professional services rendered in connection with the integrated audit of our annual consolidated financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Audit Fees also consist of services provided in connection with the issuance of comfort letters and consents for SEC filings.
(2)
Includes professional services rendered in connection with an annual subscription to a technical accounting database.

PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with the Audit Committee charter, our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services, and other services. Any pre-approval is detailed as to the particular service or category of services. Our Audit Committee may elect to delegate pre-approval authority to one or more designated Audit Committee members in accordance with its charter. Our Audit Committee or audit sub-committee, consisting of Mr. Edwards, pre-approved all services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2024.

Our Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence. Our Audit Committee has determined that the provision of the services noted above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 15, 2025:

Name	Age	Position
Thane Wettig	60	Chief Executive Officer and Director
Christine L. Chung	57	Senior Vice President, China Operations
David DeLucia	36	Chief Financial Officer

For information for Mr. Wettig, please refer to “Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting — Class I” above.

Christine L. Chung is our Senior Vice President, China Operations and has been with FibroGen since 2007. Ms. Chung also serves as Director of our subsidiary FibroGen International (Hong Kong) Limited since 2018, as the General Manager of our subsidiary, FibroGen (China) Medical Technology Development Co., Ltd, and Director of our subsidiary FibroGen International (Cayman) Limited since 2019. Ms. Chung brings more than 25 years of experience in growing businesses from start-up through various phases of corporate development. Ms. Chung served in the role of Project Leader of our U.S.-based China development efforts and has overall responsibility for our China local operations. Under Ms. Chung’s leadership, our China strategy has advanced from conceptualization to commercial stage. Prior to joining FibroGen, Ms. Chung was Vice President, Business Development at eMed Technologies and a management consultant with Monitor Group, the predecessor company of Monitor Deloitte. Ms. Chung received her Bachelor of Arts, magna cum laude, from Harvard University and is a native of Hong Kong.

David DeLucia has served as our Chief Financial Officer since December 2024. He was most recently Vice President, Financial Planning & Analysis and Investor Relations at FibroGen. Mr.DeLucia has nearly 15 years of financial leadership and experience within the life sciences industry. Prior to joining FibroGen in 2022, he held positions of increasing responsibility at TherapeuticsMD, overseeing Financial Planning and Analysis, Corporate Development, and Investor Relations. Earlier in his career, he was a buy-side investor at JP Morgan Asset Management, covering small and mid-cap healthcare companies. Mr. DeLucia holds the Chartered Financial Analyst® designation and a dual degree of Bachelor of Business Administration in Finance & Accounting and Bachelor of Science in Economics from the University of Michigan- Stephen M. Ross School of Business.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2024 compensation program for our named executive officers.

In 2024, our named executive officers consisted of the following individuals:

•
Thane Wettig, our Chief Executive Officer;
•
David DeLucia, our Chief Financial Officer;
•
Christine L. Chung, our Senior Vice President, China Operations;
•
Deyaa Adib, M.D., our former Chief Medical Officer until November 1, 2024; and
•
Juan Graham, our former Chief Financial Officer until December 15, 2024.

Executive Compensation Policies and Practices

The following table summarizes the executive compensation policies and practices we have adopted to align our executive compensation program with our compensation philosophy and corporate governance policies and practices and best serve our stockholders’ long-term interests:

What we do:	What we do not do:

Performance metrics tied to company performance. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance and provided in the form of short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders.

No Post-Employment Tax Reimbursements. We do not provide any “gross-ups” on any severance or change in control payments or benefits, except in the limited context of global mobility taxation (due to significant foreign travel).

Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

No Special Perquisites. During 2024, none of our named executive officers received perquisites or other personal benefits, other than tax gross-up payments provided in the limited context of global mobility taxation (due to significant foreign travel).

Double-Trigger Change In Control Arrangements. The vast majority of change in control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).

No Pension or Deferred Compensation Plans. Except for our Section 401(k) plan, for which we provide Company matching contributions to all participating employees, we do not currently offer pension arrangements or nonqualified deferred compensation plans or arrangements to our executive officers.

Independent Compensation Committee. Our Compensation Committee is comprised solely of independent members of our Board.

No Special Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

Independent compensation consultant. Our Compensation Committee uses an independent compensation consultant that provides no other material services to the Company.

Prohibitions on Hedging and Pledging. We prohibit our employees, including our executive officers and members of the Board, from hedging or pledging our securities, including the purchase of securities on margin, unless approved in advance by a designated clearance officer.

Clawback. We have adopted a revised Incentive Compensation Recoupment Policy that is compliant with the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related listing standards.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for 2024 and 2023.

Named Executive Officer	Year	Base Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All other Compensation ($)(4)	Total ($)
Thane Wettig (7)	2024	$665,000	$-	$284,690	$1,231,568	$434,611	$26,244	$2,642,113
Chief Executive Officer	2023	$573,334	$-	$1,670,156	$1,028,878	$321,527	$46,934	$3,640,829
David DeLucia (8)	2024	$393,500	$25,000	$17,010	$71,606	$130,227	$48,810	$686,152
Chief Financial Officer	2023	$385,000	$50,000	$236,405	$269,924	$117,537	$47,388	$1,106,254
Christine L. Chung (5)	2024	$515,000		$49,735	$211,168	$230,172	$169,764	$1,175,838
Senior Vice President, China Operations	2023	$515,000	$-	$1,432,544	$765,222	$225,776	$174,586	$3,113,128
Juan Graham (6)	2024	$505,000	$-	$89,180	$383,942	$-	$67,552	$1,045,674
Former Chief Financial Officer	2023	$505,000	$-	$1,432,544	$765,222	$220,685	$166,803	$3,090,254
Dr. Deyaa Adib (9)	2024	$528,000	$150,000	$102,600	$441,720	$-	$104,765	$1,327,085
Former Chief Medical Officer

(1)
Amounts represent a time-based sign-on bonus paid to Dr. Adib, contingent upon continued employment with FibroGen, for $150,000 in two installments of $75,000 on March 2024 and June 2024. Dr. Adib was hired in March 2024.

Amounts represent a time-based sign-on bonus paid to Mr. DeLucia, contingent upon continued employment with FibroGen, in the amount of $50,000. Mr. DeLucia also received a $25,000 retention bonus in April 2024.

(2)
Reflects the grant date fair value of the stock options, RSU, and performance-based RSU (“PRSU”) awards granted as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the grant date fair value of the stock options are set forth in Note 11 to our financial statements under Item 8 included in our Annual Report. The fair market value of RSUs and PRSUs for clinical milestone awards is calculated based on the closing price of FibroGen’s stock on the date of grant. The estimated fair market value of PRSUs granted for total stockholder return (“TSR”) awards is calculated based on a Monte Carlo valuation method to simulate the probabilities of achievement.
(3)
Amount represents each of our named executive officers’ annual performance-based cash bonuses.
(4)
The amounts for 2024 include:
a.
life insurance premiums for Messrs. Wettig, DeLucia, Graham, Ms. Chung, and Dr. Adib in the amount of $5,544, $765, $1,208, $3,612, and $2,107 respectively;
b.
FibroGen 401(k) plan contributions for Messrs. Wettig, Graham, Ms. Chung, and Dr. Adib in the amount of $20,700, $18,291, $3,450, and $13,200, respectively;
c.
health insurance premiums for Messrs. Graham, DeLucia, Ms. Chung, and Dr. Adib in the amount of $48,054, $48,054, $1,740, and $36,040 respectively;
d.
tax gross up for China global mobility program for Ms. Chung in the amount of $160,961; and
e.
reimbursable relocation and tax gross up pay for Mr. DeLucia in the amount of $99,124 ($75,000 reimbursable relocation and $24,124 tax).
(5)
In 2024, Ms. Chung's non-equity incentive plan compensation target bonus was 50% of her base salary, multiplied by the corporate goals achievement of 87.14% (as further described below under “Individual

Compensation Elements – Annual Cash Bonuses”) for 80% of her bonus. For the remaining 20% of her bonus, her target percentage was multiplied by her individual goal achievement of 98.38%.
(6)
Mr. Graham left the company on December 15, 2024. Under the terms of the CIC and Severance Agreement, Mr. Graham is eligible for a severance payment equal to his then current salary. However, no such payments were made to Mr. Graham for severance in 2024.
(7)
Mr. Wettig was hired as Chief Commercial Officer in June 2020. He was hired as Chief Executive Officer on July 23, 2023. The 2023 row represents his actual and total compensation in 2023. In 2023, his base salary as Chief Executive Officer was $665,000, his base salary as Chief Commercial Officer was $545,000. In 2023, his stock awards as Chief Executive Officer totaled $354,000, his stock awards as Chief Commercial Officer totaled $1,316,156. In 2023, his option awards as Chief Executive Officer totaled $432,990, and his option awards as Chief Commercial Officer totaled $595,888. In 2023, his non-equity incentive plan compensation as Chief Executive Officer totaled $188,159, his non-equity incentive plan compensation as Chief Commercial Officer totaled $133,368. In 2023, all other compensation as Chief Executive Officer totaled $46,934. In 2023, his total compensation as Chief Executive Officer totaled $1,687,083, his total compensation as Chief Commercial Officer totaled $2,590,412. In 2024, Mr. Wettig's non-equity incentive plan compensation target bonus was 75% of his base salary, multiplied by the corporate goals achievement of 87.14% (as further described below under “Individual Compensation Elements – Annual Cash Bonuses”).
(8)
Mr. DeLucia was hired in May 2022 and was promoted to SVP, CFO on December 16, 2024. In 2024, Mr. DeLucia's non-equity incentive plan compensation target bonus was 35% for the full year, multiplied by the corporate goals achievement of 87.14% (as further described below under “Individual Compensation Elements – Annual Cash Bonuses”) for 40% of his bonus. For the remaining 60% of his bonus, his target percentage was multiplied by his individual goal achievement of 99.5%.
(9)
Dr. Adib left the company on November 1, 2024. Under the terms of the CIC and Severance Agreement, Dr. Adib is eligible for a severance payment equal to his then current salary. These payments are made over the course of 12 months, or 24 pay periods. In 2024, Dr. Adib received severance payments totaling $88,000.

NARRATIVE TO THE SUMMARY COMPENSATION TABLE

Roles in Determining Compensation

Compensation Committee Processes and Procedures

Our Compensation Committee meets throughout the year as needed, and typically quarterly. The agenda for each meeting is usually developed by the Chair of our Compensation Committee, in consultation with our Chief Executive Officer and other members of management. From time to time, members of management and other employees as well as outside advisors or consultants are invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee also meets regularly in executive sessions.

Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation. The charter of our Compensation Committee grants the committee full access to all books, records, facilities, and personnel of the Company. In addition, under the charter, our Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting, or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any advisors engaged for the purpose of advising the committee. In particular, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to our Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors specified in Nasdaq Listing Rule 5605(d)(3)(D) or any successor provision, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

Our Compensation Committee is expected to make most of the significant adjustments to annual compensation, determine bonus and equity awards, and establish new performance objectives at one or more meetings typically held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. Generally, our Compensation Committee’s decision-making process comprises two related elements: the determination of compensation levels and the establishment and measurement of performance objectives for the current year.

For executive officers other than our Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer (and in 2023, our Interim Chief Executive Officer), the evaluation of his performance (and the determination of his compensation) is conducted by our Compensation Committee through, among other things, reviewing the achievement of corporate goals, reviewing peer benchmarks, and obtaining feedback on performance from both company directors and his direct reports. For all executive officers and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to the executive officers in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, and recommendations of our Compensation Committee’s compensation consultant. When setting each individual’s 2024 compensation, our Compensation Committee considered the following factors:

•
each individual executive officer’s skills, experience, qualifications, future potential, and the scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group;
•
compensation practices of our compensation peer group and positioning of each executive officer’s compensation in a ranking of peer company compensation levels;
•
compensation parity among our executive officers;
•
performance against the applicable operational and financial objectives established by our Compensation Committee and the Board; and
•
the performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.

Compensation Consultant

In 2024, our Compensation Committee retained Compensia, Inc., a national independent compensation consulting firm, to serve as its compensation consultant. In 2024, Compensia’s consulting services were limited to our Compensation Committee, which regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive and non-employee director compensation. In 2024, our Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq, including the factors specified in Nasdaq Listing Rule 5605(d)(3)(D), and determined that the work of Compensia raised no conflicts of interest.

Competitive Positioning

For purposes of comparing our executive compensation against the competitive market, our Compensation Committee reviews and considers the compensation levels and practices of a group of comparable companies. This compensation peer group consists of biotechnology and pharmaceutical companies that are similar to us in terms of revenue, market capitalization, and number of employees at the time of the evaluation.

The Compensation Committee updated the compensation peer group in late 2023 and again in late 2024 to reflect changed circumstances for the Company and ensure competitive compensation.

For 2023, the following criteria were considered:

•
similar industry – biotechnology or pharmaceuticals;
•
FDA phase of lead product candidate – Phase II or III, or pending approval or commercial;
•
similar revenue size – up to 5.9x the next fiscal year estimated projected revenue;
•
similar market capitalization – 2/5 to approximately 6.0x our then current market capitalization ($50 million to $807 million);
•
refinement criteria:
o
therapeutic area – companies with an oncology product focus; and
o
research-oriented companies with active phase II/III clinical trials.

Following the consultation with Compensia, our Compensation Committee approved the following compensation peer group for use during the remainder of 2023 and until the next peer group review in late 2024 to assist with the determination of the compensation for our executive officers:

Aadi Bioscience	G1 Therapeutics
Agenus	Heron Therapeutics
Akebia Therapeutics	HOOKIPA Pharmaceuticals
ALX Oncology Holdings	Intercept Pharmaceuticals
bluebird bio	Karyopharm Therapeutics
Celularity	MacroGenics
Chimerix	Precision BioSciences
CytomX Therapeutics	Puma Technology
Eagle Pharmaceuticals	Rigel Pharmaceuticals
Fortress Biotech	Y-mAbs Therapeutics

In December 2024, given our new market capitalization range, and our increasing focus on oncology product development, our Compensation Committee again reviewed and updated the compensation peer group. In revising the compensation peer group, the following criteria (with changes italicized) were considered in identifying comparable companies:

•
similar industry – biotechnology or pharmaceuticals;
•
negative 1 and 3 years total shareholder return;
•
headcount of 25–100 employees;
•
FDA phase of lead product candidate – Phase I, II or III;
•
similar revenue size – up to $1B in last four quarters’ revenue;
•
similar market capitalization – 0.25x to 4.0x our then current market capitalization;
•
refinement criteria:
o
therapeutic area – companies with an oncology product focus, inclusive of prostate cancer; and
o
research-oriented companies with active phase II/III clinical trials.

Following the consultation with Compensia, our Compensation Committee approved the following compensation peer group for use during the remainder of 2024 and 2025 to assist with the determination of the compensation for our executive officers:

ACADIA Pharmaceuticals	Fortress Biotech
Agenus	G1 Therapeutics
Agios Pharmaceuticals	Global Blood Therapeutics
Amicus Therapeutics	Intercept Pharmaceuticals
bluebird bio	Ligand Pharmaceuticals
Blueprint Medicines	MannKind
Clovis Oncology	Nektar Therapeutics
Eagle Pharmaceuticals	PTC Therapeutics
Epizyme	Sage Therapeutics
Aadi Bioscience	HOOKIPA Pharma
Actinium Pharmaceuticals	Kronos Bio
Bolt Therapeutics	Precision BioSciences
Celularity	Protara Therapeutics
Chimerix	Rallybio
CytomX Therapeutics	RAPT Therapeutics
Eagle Pharmaceuticals	SAB Biotherapeutics
Elevation Oncology	Traws Pharma

Our Compensation Committee reviews the compensation peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.

Individual Compensation Elements

In 2024, our executive compensation program consisted of base salary, an annual cash bonus target, and long-term incentive compensation in the form of stock options and RSU awards. While our Compensation Committee does not have any formal policies for allocating compensation among the three components, our Compensation Committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that our compensation is competitive and that we are able to attract and retain capable named executive officers to work for our long-term prosperity and stockholder value, without taking unnecessary or excessive risks.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals.

In February 2024, our Compensation Committee reviewed the base salaries of our then-named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our Chief Executive Officer (except with respect to his own base salary), and the other factors described above. Following this review, our Compensation Committee determined that no adjustments were necessary, and therefore there were no increases in the 2024 base salaries for our named executive officers.

Likewise, with the exception of the salary recommendation for David DeLucia to correspond with his appointment to SVP, Chief Financial Officer, our Compensation Committee did not increase salaries for our named executive officers for the year 2025.

Annual Cash Bonuses

Pursuant to our 2024 Bonus Plan, each executive officer is eligible to receive a target bonus determined as a percentage of his or her annual base salary. Annual performance-based cash compensation is variable and designed to motivate and reward executive officers for achieving key annual goals. It also aligns executive compensation with stockholder interests by linking pay to performance.

For 2024, the Company maintained a single cash bonus plan for all eligible employees, including our named executive officers. The 2024 Bonus Plan was designed by the Board and our Compensation Committee to drive performance and reinforce alignment with corporate priorities. The Compensation Committee determines the target bonus percentage for each executive officer position primarily based on market data, including target bonus opportunities for similar roles at peer companies. Our Compensation Committee periodically reviews these percentages to ensure continued alignment with market practices and internal equity.

The 2024 target annual cash bonus opportunities for our NEOs, and the allocation between individual and corporate performance goals, were as follows:

Named Executive Officer	2024 Target Annual Cash Bonus (as a percentage of base salary)	% of Target that is Individual	% of Target that is Corporate
Mr. Wettig (CEO)	75%	0%	100%
Mr. DeLucia (1)	35%	65%	35%
Ms. Chung	50%	20%	80%

(1) Mr. DeLucia was promoted to CFO on December 16, 2024, therefore, his target 2024 bonus was determined and based on his role as Vice President, Financial Planning & Analysis and Investor Relations.

The actual performance-based bonus paid, if any, is calculated by multiplying a) the executive’s annual base salary by b) the target bonus percentage, and c) the percentage achievement for for the corporate goal portion, plus the percentage achievement for the individual performance portion (if any).

In February 2025, the Compensation Committee reviewed the corporate goal achievement (as well as individual executive achievement) and determined the corporate goal achievement for 2024 and approved payouts in the amounts reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

For 2024, the Company’s corporate goals were split into half-yearly goals, each weighted at 50%. Each half was scored independently, and the final score was the sum of the achievement percentage from each half. The Compensation Committee approved the first-half goal achievement at 31.88% (highlighted by the achievement of sales goals in China and offset by the negative pancreatic cancer study readouts) and the second-half goal achievement at 55.27% (highlighted by advances in our FG-3246 and FG-3180 programs, reduction in operating expenses, termination of the 409 Illinois lease, and progress toward monetization of the Company’s China assets), the sum of which was 87.14%.

Please see the “Summary Compensation Table” above for the actual cash bonus payments awarded in 2025 by the Compensation Committee to our named executive offers for 2024 goal achievement.

Equity Incentive Awards

Our Compensation Committee determines the amount of annual long-term incentive compensation for our continuing executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our Chief Executive Officer (except with respect to his own equity award), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, and the other factors described above.

Based on the determination of our Compensation Committee, the following equity awards were granted in 2024 to our named executive officers:

Named Executive Officer	Grant Date	Grant Price	Options to Purchase Shares of our Common Stock (number of shares)	Restricted Stock Unit Awards for Shares of our Common Stock (number of shares)	Performance Based Restricted Stock Unit Awards for Shares of our Common Stock (number of shares)*	Performance Based Options to Purchase Shares at 125% Premium	Equity Awards (grant date fair value)
Mr. Wettig	02/21/2024 (1)	$1.715	834,000		0	0	$1,231,568
	02/21/2024 (1)			166,000	0	0	$284,690
Total:							$1,516,258
Mr. DeLucia	02/22/2024 (1)	$1.89	44,000		0	0	$71,606
	02/22/2024 (1)			9,000	0	0	$17,010
Mr. Graham**	02/21/2024 (1)	$1.715	260,000		0	0	$383,942
	02/21/2024 (1)			52,000	0	0	$89,180
Total:							$473,122
Ms. Chung	02/21/2024 (1)	$1.715	143,000		0	0	$211,168
	02/21/2024 (1)			29,000	0	0	$49,735
Total:							$260,903
Dr. Adib**	03/11/2024 (2)	$1.71	300,000		0	0	$441,720
	03/11/2024 (2)			60,000	0	0	$102,600
Total:							$544,320
(1)
Annual Award
(2)
New Hire Grant

* No PRSUs issued in 2024

** Former employee

The stock options and RSUs granted vest as to one-quarter of the shares subject to the awards on the first anniversary of the awards, and as to one-sixteenth of the shares subject to the awards quarterly thereafter, contingent on continued employment as of each vesting date.

Consideration of 2024 Advisory Say-On-Pay Vote

At our 2024 annual meeting, we conducted a non-binding, advisory vote on executive compensation, commonly called a “say on pay” vote. We hold such a vote on an annual basis. Of the votes cast, approximately 97% were in favor of the say on pay proposal. We view this level of support as indicating generally positive feedback regarding our executive compensation program.

Company Performance and Pay Alignment

The structure of the Company’s compensation program coupled with the Compensation Committee’s processes and decision-making, is designed to ensure a strong tie between our corporate performance and executive pay. Please see the “Pay Versus Performance” section of this proxy statement, which shows the impact that our stock performance has on the compensation realized by our chief executive and other named executive officers.

Severance and Change in Control Payments and Benefits

For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, see the section below titled “Change in Control Arrangements.”

Offer Letter Agreements for At-Will Employment

We entered into initial employment offer letters with each of our current named executive officers. Each of these offer letters was approved by the Board and provides for “at-will” employment.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees, and consultants. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us and our directors, officers, employees and consultants. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K. In addition, it is our practice to comply with the applicable laws and regulations relating to insider trading.

Equity Award Grant Policies

Our Compensation Committee reviews and approves annual equity award grants to our executive officers. Over the past several years, the practice of our Compensation Committee has been to conduct annual grants to our executive officers in the first quarter of each year. Our Compensation Committee takes into account the presence of any material nonpublic information concerning our Company when approving awards of options. Annual awards to members of our board of directors are made on the date of our annual meeting of stockholders, and awards to new hires or in connection with a promotion are generally made as of the date of hire/promotion. During 2024, we did not grant stock options to any of our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, 10-Q or 8-K that discloses material nonpublic information.

2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2024.

				Option Awards					Stock Awards
Named Executive Officer	Grant Date (1)	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)		Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thane Wettig	6/22/2020	6/22/2020	(4)	78,750	11,250	$42.08		6/21/2030	—	$-	—	$-
	2/24/2021	3/1/2021	(4)	30,094	2,006	$53.01		2/23/2031	—	$-	—	$-
	2/24/2021	3/6/2021	(5)	—	—	—		—	1,031	$596	—	$-
	2/14/2022	3/1/2022	(4)	51,563	23,437	$15.60		2/13/2032	—	$-	—	$-
	2/14/2022	3/6/2022	(5)	—	—	—		—	14,062	$7,446	—	$-
	2/21/2023	3/1/2023	(4)	18,375	23,625	$22.60		2/20/2033	—	$-	—	$-
	2/21/2023	3/6/2023	(5)	—	—	—		—	14,062	$7,446	—	$-
	8/07/2023	8/7/2023	(4)	93,750	206,250	$1.77		8/6/2033	—	$-	—	$-
	2/21/2024	3/1/2024	(4)	—	834,000	$1.72		2/20/2034	—	$-	—	$-
	2/21/2024	3/6/2024	(4)	—	—	—		—	166,000	$87,897	—	$-
	2/14/2022	3/6/2022	(7)	—	—	—		—	—	$-	11,250	$5,957
	2/14/2022	3/6/2022	(7)	—	—	—		—	—	$-	16,875	$8,935
	2/21/2023	2/21/2023	(7)	—	—	—		—	—	$-	9,375	$4,964
	2/21/2023	2/21/2023	(7)	—	—	—		—	—	$-	12,500	$6,619

David DeLucia	6/3/2022	6/3/2022	(4)	25,688	15,412	$9.99		6/2/2032	—	$-	—	$-
	6/3/2022	6/6/2022	(5)	—	—	—		—	9,281	$4,914	—	$-
	2/21/2023	3/1/2023	(4)	5,950	7,650	$22.60		2/20/2033	—	$-	—	$-
	2/21/2023	3/6/2023	(5)	—	—	—		—	4,556	$2,412	—	$-
	8/07/2023	8/7/2023	(4)	31,250	68,750	$1.77		8/6/2033	—	$-	—	$-
	2/22/2024	2/22/2024	(4)	—	44,000	$1.89		2/21/2034	—	$-	—	$-
	2/22/2024	3/6/2024	(5)	—	—	—		—	9,000	$4,766	—	$-

Christine L. Chung	3/4/2015	3/1/2015	(4)	4,130	—	$29.66		3/3/2025	—	$-	—	$-
	2/22/2016	3/1/2016	(4)	25,000	—	$19.39		2/21/2026	—	$-	—	$-
	3/8/2017	3/1/2017	(4)	34,719	—	$25.40		3/7/2027	—	$-	—	$-
	3/14/2018	3/1/2018	(4)	45,000	—	$53.75		3/13/2028	—	$-	—	$-
	2/5/2019	3/1/2019	(4)	40,000	—	$57.33		2/4/2029	—	$-	—	$-
	3/17/2020	3/1/2020	(4)	66,250	—	$26.41		3/16/2030	—	$-	—	$-
	2/24/2021	3/1/2021	(4)	39,094	2,606	$53.01		2/23/2031	—	$-	—	$-
	2/24/2021	3/6/2021	(5)	—	—	$-		—	1,356	$718	—	$-
	10/4/2021	10/4/2021	(6)	32,360	—	$9.93		10/3/2031	—	$-	—	$-
	2/14/2022	3/1/2022	(4)	51,563	23,437	$15.60		2/13/2032	—	$-	—	$-
	2/14/2022	3/6/2022	(5)	—	—	$-		—	14,062	$7,446	—	$-
	2/21/2023	3/1/2023	(4)	18,375	23,625	$22.60		2/20/2033	—	$-	—	$-
	2/21/2023	3/6/2023	(5)	—	—	$-		—	14,062	$7,446	—	$-
	8/30/2023	9/1/2023	(4)	68,750	151,250	$1.21	(8)	8/29/2033	—	$-	—	$-
	2/21/2024	3/1/2024	(4)	—	143,000	$1.72		2/20/2034	—	$-	—	$-
	2/21/2024	3/6/2024	(5)	—	—	—		—	29,000	$15,356	—	$-
	2/14/2022	3/6/2022	(7)	—	—	$-			—	$-	11,250	$5,957
	2/14/2022	3/6/2022	(7)	—	—	$-			—	$-	16,875	$8,935
	2/21/2023	2/21/2023	(7)	—	—	$-			—	$-	9,375	$4,964
	2/21/2023	2/21/2023	(7)	—	—	$-			—	$-	12,500	$6,619

Juan Graham (Former CFO)	9/7/2021	9/7/2021	(4)	159,250	—	$12.41		9/6/2031	—	$-	—	$-
	2/14/2022	3/1/2022	(4)	25,781	—	$15.60		2/13/2032	—	$-	—	$-
	2/21/2023	3/1/2023	(4)	18,375	—	$22.60		2/20/2033	—	$-	—	$-
	8/30/2023	9/1/2023	(4)	68,750	—	$1.21	(8)	8/29/2033	—	$-	—	$-

Deyaa Adib (Former CMO)	He has no outstanding grants as of 12/31/24

(1)
All of the outstanding equity awards granted under our 2014 Plan.
(2)
This column is the exercise price and represents the fair market value of a share of our common stock, as determined by reference to the closing price reported by the Nasdaq Global Select Market on the date of grant.
(3)
This represents the market value of the shares of our common stock underlying the RSU and PRSU awards as of December 31, 2024, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, of $0.5295 per share on December 31, 2024, the last business day of the year.
(4)
Twenty-five percent of the shares of common stock subject to the stock option vest on the first anniversary of the vesting commencement date, and the remainder vests in equal amounts quarterly thereafter for the following three years.
(5)
Twenty-five percent of the units underlying the RSU awards vest on the first anniversary of the vesting commencement date and the remainder vests in equal amounts quarterly thereafter for the following three years.
(6)
The equity award granted on October 4, 2021 are retention awards granted in the form of both stock options and RSUs which may be settled in shares of our common stock, with 25% of the RSU awards vesting on each of December 31, 2021, March 31, 2022, September 30, 2022, and March 31, 2023, and 50% of the shares subject to the stock options vesting on each September 30, 2022 and March 31, 2023, for each of Dr. Eisner and Ms. Chung.
(7)
The PRSU awards vest annually over four years, and are divided into two award forms with an equal target number of shares in each, one based on TSR as measured against companies in the Nasdaq Biotechnology Index, and one based on the achievement of clinical milestones. For the TSR PRSUs (the first PRSU listed for the named executive officer), they vest annually based on TSR as measured against companies in the Nasdaq Biotechnology Index. For the clinical milestone PSRU awards (the second PRSU listed for the named executive officer), in the first year, units will vest based on our success in meeting our enrollment targets for our Phase 3 studies, expressed as a percentage of target, with adjustments based on achieving the enrollment targets in earlier or later calendar quarters. In the second, third and fourth years, units will vest based on the enrollment achievement percentage multiplied by a scale multiplier determined by the number of positive Phase 3 data readouts by disease indication. Each unit granted pursuant to these PRSU awards represents a contingent right to receive one share of our common stock for each unit that vests.
(8)
Exercise price was 125% of the fair market value on the date of grant.

Change in Control Arrangements

Our named executive officers are party to a change in control severance agreement, entered into after consultation with Compensia, our Compensation Committee’s compensation consultant and review of compensation peer group data. Each agreement has a three-year term. Under the terms of the change in control severance agreements, if a named executive officer’s employment is terminated by us without “cause” and other than due to death or disability or he or she resigns for “good reason,” in either case, in connection with or within 12 months following the effective date of a change in control of the Company (“CIC Termination”), or if an executive officer’s employment is terminated by us without “cause” and other than due to death or disability outside the foregoing circumstances (“Ordinary Course Termination”), he or she will be entitled to receive the severance payments and benefits set forth below, subject to his or her timely execution (and non-revocation) of a release of claims in our favor within 60 days following the date of such termination of employment.

CIC Termination

•
a cash severance payment equal to either 24, 18 or 12 months of his or her base salary then in effect (with the applicable multiplier varying depending on the executive officer (24 in the case of our Chief Executive Officer and 18 or 12 in the case of our other named executive officers));
•
a cash severance payment equal to either 1.5, 1 or 0.5 times the executive officer’s then current target bonus (with the applicable multiplier varying depending on the executive officer (1.5 in the case of our Chief Executive Officer and 1 or 0.5 in the case of our other named executive officers));
•
subject to his or her timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or another state law equivalent (“COBRA”), payment by us of COBRA premiums for him or her and his or her eligible dependents for a period of up to either 18 or 12 months following the date of his or her termination of employment (18 in the case of our Chief Executive Officer and 18 or 12 in the case of our other executive officers); and
•
all outstanding equity awards, including all outstanding stock options, RSU awards, and PRSU awards held by him or her will become fully vested and exercisable as of a date immediately prior to the date of his or her termination of employment.

Ordinary Course Termination

•
a cash severance payment equal to either 18, 12 or 9 months of his or her base salary then in effect (18 in the case of our Chief Executive Officer and 12 or 9 in the case of our other named executive officers); and
•
subject to his or her timely election of continuation coverage under COBRA, payment by us of COBRA premiums for him or her and his or her eligible dependents for a period of up to either 18, 12 or 9 months following the date of his or her termination of employment (18 in the case of our Chief Executive Officer and 12 or 9 in the case of our other named executive officers).

Notwithstanding the foregoing, to the extent that a named executive officer would be entitled to a greater level of severance payments and benefits under the terms and conditions of a severance plan or policy provided by us or our successor to our other employees being terminated in connection with or within 12 months following a change in control of the Company but for the existence of the change in control severance agreement, he or she will be entitled to receive the greater of the severance payments and benefits provided under such plan or policy or the change in control severance agreement.

In addition, to the extent that any payment or benefit that an executive officer would receive under the change in control severance agreement or otherwise would constitute a “parachute payment” within the meaning of Section 280G of the Code and such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will either be provided to him or her in full, or reduced to such lesser amount that would result in no portion of such payments or benefits being subject to the excise tax, whichever amount after taking into account all applicable taxes, including the excise tax, would result in his or her receipt, on an after-tax basis, of the greatest amount of such payments and benefits. We do not provide any tax reimbursements or “gross-ups” on any severance or change in control payments or benefits and have no such arrangements in place with any of our executive officers, including any of our named executive officers.

For purposes of the change in control severance agreement, “cause” for termination of a named executive officer’s employment will exist if an executive officer is terminated for any of the following reasons: (1) the executive officer’s willful failure substantially to perform his or her duties and responsibilities to us or a deliberate violation of our policies; (2) the executive officer’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; (3) unauthorized use or disclosure by the executive officer of any of our proprietary information or trade secrets of or any other party to whom the executive officer owes an obligation of nondisclosure as a result of his or her relationship with us; or (4) the executive officer’s willful breach of any of his or her obligations under any written agreement or covenant with us.

For purposes of the change in control severance agreement, “good reason” generally means the existence of any of the following conditions without the named executive officer’s written consent: (1) a material reduction in job duties or responsibilities inconsistent with the executive officer’s position with us (provided, that any such reduction or change after a change in control will not constitute good reason if the executive officer retains reasonably comparable duties and responsibilities with respect to our business within the successor entity following a change in control); (2) a reduction of the executive officer’s then current base salary or target bonus; (3) the relocation of the executive officer’s principal place of employment to a place that increases the executive officer’s one-way commute by more than 40 miles as compared to the executive officer’s principal place of employment prior to such relocation; (4) any material breach by us of the change in control severance agreement or any other written agreement between us and the executive officer; or (5) the failure by any successor to us to assume the change in control severance agreement and any obligations thereunder.

In order to resign for good reason, a named executive officer must give written notice to us of the event forming the basis of the termination for good reason within 60 days after the date on which we give written notice to the executive officer of our decision to take any action set forth above, we must fail to cure such condition within 30 days after receipt of the executive officer’s written notice and the executive officer must terminate his or her employment within 30 days following the expiration of the cure period.

Each of our named executive officers also holds stock options under our 2005 Plan and/or the 2014 Plan that will accelerate in full in the event his or her employment is terminated by us without “cause” following a “Change in Control” of the Company or if he or she incurs a “constructive termination” of employment within 12 months following a Change in Control of the Company (as each such term is defined in the applicable stock option agreement). In addition, any stock options granted under our 2014 Plan that are not assumed, continued, or otherwise substituted for in the transaction will vest and become exercisable in full immediately prior to the closing of such transaction.

For purposes of the standard form of stock option agreement under the 2005 Plan, “cause” generally means: (1) a commission of a felony related to us or our business or any crime involving fraud or moral turpitude; (2) the attempted commission of, or participation in, a fraud against us; (3) the unauthorized use or disclosure of our confidential information or trade secrets; or (4) the participant’s willful failure to substantially perform his or her duties and responsibilities owed to us. For purposes of the standard form of stock option agreement under the 2005 Plan, “constructive termination” generally means (1) a substantial reduction in the participant’s duties or responsibilities in effect immediately prior to the effective time of a change in control; (2) a material reduction in a participant’s annual base salary as in effect on the closing date of the change in control or as increased thereafter; (3) any failure by us to continue in effect any benefit plan or program in which the participant was participating immediately prior to the effective time of a change in control or the taking of any action by us that would adversely affect a participant’s participation in or reduce benefits under any such plans or programs (provided, that a constructive termination will not be deemed to have occurred if we provide for the participation in benefit plans and programs that, taken as a whole, are comparable to those that were provided immediately prior to the change in control); (4) a relocation of the participant’s business office to a location more than 50 miles from the location at which the participant performed his or her duties as of the effective time of the change in control; or (5) a material breach by us of any provision of any material agreement between the participant and us concerning the terms and conditions of the participant’s employment.

The change in control form of stock option grant notice and agreement under the 2014 and 2024 Plan provides that in the event of a change in control of FibroGen (as defined in such Plans): (1) if at the time of the change in control, a participant’s outstanding option is assumed, continued or otherwise substituted in the change in control transaction and the participant’s employment is involuntarily terminated by us or our successor corporation without cause or due to a constructive termination within 12 months following the closing of such change in control transaction, the vesting and exercisability of the unvested portion of the participant’s option will accelerate in full on the date of such termination, and/or (2) if a participant’s outstanding option is not assumed, continued or otherwise substituted in the change in control transaction, the unvested portion of the participant’s option will vest and become exercisable as of immediately prior to the closing of the change in control transaction.

Analysis of Risks Presented by Our Compensation Program and Policies

Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation program does not encourage excessive or inappropriate risk taking and that the level of risk that it does encourage is not reasonably likely to have a material adverse effect on us. Our compensation program consists of both fixed and variable compensation. The fixed (base salary) portion is designed to provide a steady income regardless of our stock price performance so that our executives do not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short-term and long-term corporate performance. We believe that the variable elements of compensation are a sufficient percentage of overall compensation to motivate our executives to produce positive short-term and long-term corporate results, while the fixed element is also sufficiently high such that our executives are not encouraged to take unnecessary or excessive risks in doing so. Because our executive officers receive a significant portion of their compensation in the form of equity, with multiple year vesting, this discourages them from making short-term decisions that may result in long-term harm to the organization. Further, the performance goals used to determine the amount of an executive officer’s cash bonus are measures that our Compensation Committee believes contribute to long-term stockholder value creation and promote the continued viability of the Company and are often focused on key events related to the overall success of our product development. Finally, compensation decisions include subjective considerations, which help to constrain the influence of formulas or objective factors on excessive risk taking.

PAY-VERSUS-PERFORMANCE

The Company’s compensation program is designed to ensure a strong tie between our corporate performance and executive pay. Please see the table and graphs below which show the impact that our performance has on the compensation realized by our chief executive and other named executive officers.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance.

Executive Compensation and Financial Performance Measures Table

The following table shows a summary of compensation reported for and compensation actually paid to our named executive officers (“NEOs”) for the last three years ended December 31, 2024 together with financial performance measures.

							Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table Total for First PEO (2)	Compensation Actually Paid to First PEO (3)	Summary Compensation Table Total for Second PEO (2)	Compensation Actually Paid to Second PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Stockholder Return (4)	Net Loss (5)
(a)	(b)	(c)	(d)	(e)	(h)	(i)	(j)	(l)
2024	$2,642,113	$1,545,780	$-	$-	$1,036,687	$658,694	$4	$(47,579)
2023	$3,640,829	$(85,598)	$7,437,427	$(4,786,950)	$3,131,976	$(662,148)	$6	$(284,232)
2022	$-	$-	$10,741,074	$10,196,784	$3,236,022	$3,148,286	$114	$(293,654)

(1)
The PEOs and NEOs included in the above columns reflect the following:

Year	First PEO (CEO)	Second PEO	Non-PEO NEOs
2024	Thane Wettig	N/A	Christine L. Chung, David DeLucia, Juan Graham, Deyaa Adib
2023	Thane Wettig	Enrique Conterno	Christine L. Chung, Mark Eisner, Juan Graham
2022	N/A	Enrique Conterno	Christine L. Chung, Mark Eisner, Juan Graham, Thane Wettig

(2)
The dollar amounts reported in columns (b), (d) and (f) represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to the 2024 Summary Compensation Table as set forth in this proxy statement.
(3)
The dollar amounts reported in columns (c), (e) and (g) represent the amount of “compensation actually paid”, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received or paid to the individuals during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the number includes:

(a) The Summary Compensation Table Total less the reported grant date fair value of equity awards (as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year).

(b) The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. No adjustments were made to pensions (not applicable). The amounts deducted or added in calculating the equity award adjustments are as follows:

(4)
Cumulative total stockholder return “cTSR” is the difference between our share price at the end of the applicable measurement period and our share price at the beginning of the measurement period as calculated in accordance with Item 402 of Regulation S-K.
(5)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for each covered fiscal year.

Analysis of Information Presented in Pay Versus Performance Table

We generally seek to prioritize long-term performance as our primary incentive for Mr. Wettig and our other named executive officers, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay Versus Performance table.

Compensation Actually Paid and Company cTSR

The following chart shows the relationship between compensation actually paid and our cumulative total stockholder return.

Compensation Actually Paid and Net Income (Loss)

The following chart shows the relationship between compensation actually paid and net income.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (Loss)
2022
2023
2024
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
Compensation Actually Paid ($000)
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
-$300,000
-$350,000
Revenue ($000)
$10,197
$3,236
$3,132
-$4,787
$1,546
$1,037
-$293,654
-$284,232
-$47,579

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of FibroGen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent FibroGen specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	11,174,226	(3)	$16.12	26,047,643	(4)

(1)
All of our equity compensation plans have been approved by security holders. The equity compensation plans are described in Note 11 to our financial statements under Item 8 included in our Annual Report.
(2)
The weighted-average exercise price does not take into account the shares subject to outstanding RSUs, which have no exercise price.
(3)
As of December 31, 2024, there were: (i) 9,855,253 shares of common stock subject to outstanding stock options under the 2024 Plan; and (ii) 1,318,973 shares of common stock payable upon the vesting of outstanding RSU awards under the 2024 Plan.
(4)
Includes 19,461,785 and 6,585,858 shares of common stock available for issuance under the 2024 Plan and our 2014 Employee Stock Purchase Plan, respectively, as of December 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025, unless otherwise indicated, for:

•
each of our named executive officers;
•
each of our directors and nominees for director;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under stock options or RSU awards that are exercisable or released, respectively, within 60 days after March 31, 2025 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or RSU awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Our calculation of the percentage of beneficial ownership is based on 101,043,970 shares of common stock outstanding as of March 31, 2025, adjusted as required by rules promulgated by the SEC.

This table is based upon information supplied by officers, directors, principal stockholders, and Schedules 13G filed with the SEC, which information may not be accurate as of March 31, 2025. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o FibroGen, Inc., 350 Bay Street, Suite 100 # 6009, San Francisco, CA 94133.

Name of Beneficial Owner	Number of Shares	Beneficial Ownership Percent
Greater Than 5% Stockholders:
Armistice Capital, LLC (1)	6,800,000	6.73%
510 Madison Avenue, 7th Floor, New York, New York 10022
PRIMECAP Management Company (2)	4,616,130	4.57%
177 East Colorado Blvd., 11th Floor, Pasadena, CA 91105
The Vanguard Group (3)	5,882,361	5.82%
100 Vanguard Blvd., Malvern, PA 19355

Named Executive Officers and Directors:
Thane Wettig (4)	1,147,804	*
Christine L. Chung (5)	775,432	*
Juan Graham (6)	85,208	*
David DeLucia (7)	231,261
Deyaa Adib (8)	-
James A. Schoeneck (9)	564,788	*
Aoife Brennan, M.B., B.Ch. (10)	90,993	*
Jeffrey L. Edwards (11)	144,895	*
Maykin Ho, Ph.D. (12)	106,659	*
All executive officers and directors as a group (9 persons) (13)	3,147,040	3.07%

* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)
This information is based solely on a Schedule 13G/A, as of December 31, 2024, filed with the SEC on February 14, 2025. Armistice Capital, LLC. reported shared voting power with respect to 6,800,000 shares of our common stock and shared dispositive power with respect to 6,800,000 shares of our common stock.
(2)
This information is based solely on a Schedule 13G/A, as of December 31, 2024, filed with the SEC on February 13, 2025. PRIMECAP Management Company reported sole voting power with respect to 4,065,630 shares of our common stock and sole dispositive power with respect to 4,616,130 shares of our common stock.
(3)
This information is based solely on a Schedule 13G/A, as of September 30, 2024, filed with the SEC on November 4, 2024. The Vanguard Group sole dispositive power with respect to 5,846,761 shares of our common stock, shared dispositive power with respect to 35,600 shares of our common stock, and the full aggregated amount beneficially owned by each reporting person is 5,882,361 shares of our common stock.
(4)
Mr. Wettig: includes 620,350 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(5)
Ms. Chung: includes 480,529 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(6)
Mr. Graham: Left on December 16, 2024.
(7)
Mr. DeLucia: includes 118,938 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(8)
Mr. Adib: Left on November 1, 2024.
(9)
Mr. Schoeneck: consists of 373,722 shares held by the James A. and Cynthia L. Schoeneck Family Trust, of which Mr. Schoeneck and his wife, Cynthia L. Schoeneck, are joint trustees. Also includes 162,300 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(10)
Dr. Brennan: includes 63,046 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2024.
(11)
Mr. Edwards: includes 110,918 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(12)
Dr. Ho: includes 75,158 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.
(13)
Includes 1,219,817 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act requires our directors and named executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our named executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2024 our named executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to each of them.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS PROCEDURES

It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving or disapproving all related-person transactions, including transactions with more than 5% stockholders of the Company, as required by the Nasdaq rules. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into offer letter agreements with our named executive officers. For more information regarding these agreements, see the information included under the caption “Executive Compensation—Offer Letter Agreements for At-Will Employment.”

We have granted stock options to our named executive officers and our directors. For a description of these options, see the information under the caption “Executive Compensation” and “Director Compensation.”

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers that may require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the extent permissible under applicable law. However, Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•
any breach of the director’s duty of loyalty to us or to our stockholders;
•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification of our directors, officers and controlling persons for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or FibroGen. Direct your written request to: Investor Relations, FibroGen, Inc., 350 Bay Street, Suite 100 #6009, San Francisco, CA 94133, or contact Investor Relations at 415-978-1200. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, FibroGen will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report on Form 10-K and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

_____________________________

John Alden

Corporate Secretary and General Counsel

San Francisco, California

April ___, 2025

A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2024 is available without charge upon written request to: Secretary, FibroGen, Inc., 350 Bay Street, Suite 100 #6009, San Francisco, CA 94133.

Appendix A

Form of Certificate of Amendment

of the Amended and Restated Certificate of Incorporation

of FibroGen, Inc.

FibroGen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

First: The name of this corporation is FibroGen, Inc. (the “Company”).

Second: The date of filing of the original Certificate of Incorporation of this Company with the Secretary of State of the State of Delaware was September 29, 1993 and the date of filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware was November 19, 2014.

Third: Paragraph A of ARTICLE IV of the Company’s Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is Three Hundred Fifty Million (350,000,000) shares. Two Hundred-Twenty-Five Million (225,000,000) shares shall be Common Stock, each having a par value of $0.01 per share. One Hundred Twenty-Five Million (125,000,000) shares shall be Preferred Stock, each having a par value of $0.01 per share.

Effective upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [Ten (10), Eleven (11), Twelve (12), Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19), Twenty (20), Twenty-One (21), Twenty-Two (22), Twenty-Three (23), Twenty-Four (24), Twenty-Five (25)]1 shares of Common Stock issued immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Common Stock as reported on The Nasdaq Global Select Market on the date that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company becomes effective.”

Fourth: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fifth: This Certificate of Amendment shall be effective at 5:00 p.m. Eastern Time on , 2025.

1 The board of directors of the Company (the “Board”) adopted a resolution approving Sixteen (16) separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company. These amendments approve the combination of any whole number of shares of Common Stock between and including Ten (10) and Twenty-Five (25) into one (1) share of Common Stock. By approving Proposal No. 3, you are approving each of the Sixteen (16) amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Company and its stockholders. The other Fifteen (15) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all Sixteen (16) proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

In Witness Whereof, FibroGen, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this day of , 2025.

FibroGen, Inc.

By:
Thane Wettig
Chief Executive Officer

PRELIMINARY COPY - SUBJECT TO COMPLETION

FIBROGEN, INC. 350 BAY ST, STE 100 # 6009 SAN FRANCISCO, CA 94133 VOTE ONLINE Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card available when you access the website and then follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/FGEN2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions on your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card available when you call and then follow the instructions to cast your vote. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by June 3, 2025 for your vote to be counted. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the environmental impact of and the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or access them online. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V71727-P30542 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIBROGEN, INC. The Board of Directors recommends you vote FOR 1. To elect a Class II director to hold office until the 2028 Annual Meeting of Stockholders. Nominee: 1a. Jeffrey L. Edwards For Withhold For Against Abstain 2. To approve a reverse stock split of FibroGen, Inc.'s common stock, including granting our board of directors discretion to determine the final ratio and timing. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 4. To ratify the selection, by the Audit Committee of the Board, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2025. 5. To conduct any other business properly brought before the meeting. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. When signing as joint owners, all owners must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY COPY - SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. ANNUAL MEETING OF STOCKHOLDERS June 4, 2025 8:00 AM Pacific Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Thane Wettig and John Alden, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FibroGen, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM Pacific Time on June 4, 2025, at www.virtualshareholdermeeting.com/FGEN2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE V71728-P30542